NEWS RELEASE

Coeur Reports Significant Increase in Mineral Reserves and Resources
16% Increase in Silver Reserves and 12% Increase in Gold Reserves Extends Coeur’s Operating Profile
Chicago, Illinois - February 18, 2014 - Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE, TSX: CDM) announced contained ounces of proven and probable mineral reserves totaling approximately 255.4 million silver ounces and 2.2 million gold ounces, representing increases of 15.9% and 12.3%, respectively, compared to year-end 2012. These gains are net of the 17.0 million ounces of silver and 262,217 ounces of gold produced during 2013. In addition to these reserves, Coeur announced measured and indicated mineral resources totaling approximately 386.3 million silver ounces and 2.5 million gold ounces, up 26.6% and 1.4%, respectively, compared to year-end 2012.
Highlights
(All comparisons below refer to year-end 2013 compared with year-end 2012)

•	Proven and probable silver reserves increased 15.9% to 255.4 million ounces

•	26.6% increase in measured and indicated silver resources to 386.3 million ounces

•	Proven and probable gold reserves increased 12.3% to 2.2 million ounces

•	1.4% increase in measured and indicated gold resources to 2.5 million ounces

•	Inferred silver resources increased 45.5% to 96.4 million ounces

•	Inferred gold resources increased 36.5% to 1.1 million ounces

Mitchell J. Krebs, Coeur’s President and Chief Executive Officer, said, “For the past several years, our main focus has been to get all four of our mines up and running consistently. 2012 was the first year we devoted significant capital to exploration and we are starting to see the fruits of these efforts. We have spent $74 million in exploration expenditures over the past two years and will continue to fund exploration activities using a success-based approach focused on resource conversion. We believe a robust exploration program represents a high-return use of our capital based on the results we have achieved.
“In 2014, we plan to invest $23 - $28 million in exploration, including approximately $10 million in capitalized drilling, but may increase this budget if we receive positive drill results that warrant further exploration activity. We are continuing a targeted focus on resource conversion at Palmarejo, which we believe holds considerable opportunity for new sources of production.”
Please refer to the tables in the Appendix for tons and average grades associated with references of contained ounces in each category in this news release. All reserves and resources reported herein comply with Canadian National Instrument 43-101 (“NI 43-101”).

About Coeur
Coeur Mining is the largest U.S.-based primary silver producer and a significant gold producer. The Company has four precious metals mines in the Americas generating strong production, sales and cash flow in continued robust metals markets. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada and the Kensington gold mine in Alaska. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to net smelter royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, and the Zaruma mine in Ecuador. In addition, the Company has two silver-gold feasibility stage projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in eight silver and gold development companies with projects in North and South America.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding mineral reserve and resource estimates, exploration expenditures, exploration and development efforts, and expectations regarding new sources of production. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver ore reserves, changes that could result from Coeur's future acquisition of new mining properties or businesses, reliance on third parties to operate certain mines where Coeur owns silver production and reserves and the absence of control over mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.
Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in public disclosures, such as "measured," "indicated," "inferred” and “resources," that are recognized by Canadian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819

Donna Mirandola, Director, Corporate Communications
(312) 489-5824
www.coeur.com

Table 1: 2013 Proven and Probable Reserves

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
PROVEN RESERVES
Rochester	Nevada, USA	132,188,000	0.53	0.004	69,915,000	551,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	1,206,000	2.87	0	3,456,000	0
Kensington	Alaska, USA	354,000	0	0.243	0	86,000
Endeavor	Australia	2,646,000	2.58	0	6,820,000	0
Palmarejo	Mexico	5,100,000	3.68	0.050	18,762,000	256,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	0	0	0	0	0
Total		141,494,000			98,953,000	893,000

PROBABLE RESERVES
Rochester	Nevada, USA	55,046,000	0.57	0.002	31,454,000	130,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	39,700,000	2.52	0	100,072,000	0
Kensington	Alaska, USA	5,662,000	0	0.158	0	897,000
Endeavor	Australia	1,433,000	1.41	0	2,026,000	0
Palmarejo	Mexico	6,135,000	3.73	0.051	22,891,000	313,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	0	0	0	0	0
Total		107,976,000			156,443,000	1,340,000

PROVEN AND PROBABLE RESERVES
Rochester	Nevada, USA	187,234,000	0.54	0.004	101,369,000	681,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	40,906,000	2.53	0	103,528,000	0
Kensington	Alaska, USA	6,016,000	0	0.163	0	983,000
Endeavor	Australia	4,079,000	2.17	0	8,846,000	0
Palmarejo	Mexico	11,235,000	3.71	0.051	41,653,000	569,000
Joaquin	Argentina	0	0	0	0	0
La Preciosa	Mexico	0	0	0	0	0
Total Proven and Probable		249,470,000			255,396,000	2,233,000

Table 2: 2013 Measured and Indicated Resources (Excluding Proven and Probable Reserves)

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
MEASURED RESOURCES
Rochester	Nevada, USA	66,190,000	0.45	0.003	29,860,000	186,000
Martha	Argentina	0	0	0	0	0
San Bartolomé	Bolivia	0	0	0	0	0
Kensington	Alaska, USA	387,000	0	0.238	0	92,000
Endeavor	Australia	6,724,000	2.33	0	15,690,000	0
Palmarejo	Mexico	4,507,000	6.27	0.095	28,238,000	429,000
Joaquin	Argentina	5,865,000	4.62	0.003	27,106,000	19,000
La Preciosa	Mexico	11,119,000	2.78	0.005	30,856,000	58,000
Total		94,792,000			131,750,000	784,000

INDICATED RESOURCES
Rochester	Nevada, USA	75,532,000	0.42	0.004	31,893,000	268,000
Martha	Argentina	57,000	13.60	0.018	775,000	1,000
San Bartolomé	Bolivia	17,015,000	2.17	0	36,869,000	0
Kensington	Alaska, USA	2,299,000	0	0.206	0	474,000
Endeavor	Australia	8,267,000	2.51	0	20,737,000	0
Palmarejo	Mexico	21,795,000	1.33	0.033	28,950,000	711,000
Joaquin	Argentina	11,098,000	3.39	0.004	37,670,000	41,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
La Preciosa	Mexico	38,231,000	2.48	0.004	94,670,000	172,000
Total		175,527,000			254,547,000	1,677,000

MEASURED AND INDICATED RESOURCES
Rochester	Nevada, USA	141,722,000	0.44	0.003	61,753,000	454,000
Martha	Argentina	57,000	13.60	0.018	775,000	1,000
San Bartolomé	Bolivia	17,015,000	2.17	0	36,869,000	0
Kensington	Alaska, USA	2,686,000	0	0.211	0	566,000
Endeavor	Australia	14,991,000	2.43	0	36,427,000	0
Palmarejo	Mexico	26,302,000	2.17	0.043	57,188,000	1,140,000
Joaquin	Argentina	16,963,000	3.82	0.004	64,776,000	60,000
Lejano	Argentina	1,233,000	2.42	0.008	2,983,000	10,000
La Preciosa	Mexico	49,350,000	2.54	0.005	125,526,000	230,000
Total Measured and Indicated		270,319,000			386,297,000	2,461,000

Table 3: 2013 Inferred Resources

			GRADE (Oz/Ton)		OUNCES
	LOCATION	SHORT TONS	SILVER	GOLD	SILVER	GOLD
INFERRED RESOURCES
Rochester	Nevada, USA	37,365,000	0.62	0.003	23,295,000	101,000
Martha	Argentina	204,000	4.75	0.005	969,000	1,000
San Bartolomé	Bolivia	3,683,000	1.26	0	4,638,000	0
Kensington	Alaska, USA	1,014,000	0	0.259	0	263,000
Endeavor	Australia	1,653,000	2.86	0	4,726,000	0
Palmarejo	Mexico	11,611,000	1.91	0.053	22,188,000	621,000
Joaquin	Argentina	1,022,000	3.02	0.004	3,084,000	4,000
Lejano	Argentina	3,307,000	1.73	0.006	5,713,000	19,000
La Preciosa	Mexico	16,791,000	1.89	0.003	31,810,000	49,000
Total Inferred		76,650,000			96,423,000	1,058,000

Notes to the above mineral reserves and resources:

1.	Effective December 31, 2013 except Endeavor, effective June 30, 2013.

2.
Metal prices used for mineral reserves were $25.00 per ounce of silver and $1,450 per ounce of gold, except Endeavor, at $2,300 per metric ton of lead, $2,300 per metric ton of zinc, and $34.00 per ounce of silver. Metal prices used for mineral resources were $29.00 per ounce of silver and $1,600 per ounce of gold, except for Endeavor, at $2,300 per metric ton of lead, $2,300 per metric ton of zinc and $34.00 per ounce of silver.

3.	Palmarejo mineral resources are the addition of Palmarejo, Guadalupe, and La Patria (measured, indicated, and inferred).

4.
Mineral resources are in addition to mineral reserves and have not demonstrated economic viability. Inferred mineral resources are considered too speculative geologically to have the economic considerations applied to them that would enable them to be considered for estimation of mineral reserves.

5.	Rounding of tons and ounces, as required by reporting guidelines, may result in apparent differences between tons, grade, and contained metal content.

6.
For details on the estimation of mineral resources and reserves for each property, please refer to the relevant NI 43-101-compliant Technical Report on file at www.sedar.com and the updated Technical Report for Rochester to be filed within 45 days on www.sedar.com.